Exhibit 8.2

Watson, Farley & Williams (New York) LLP
Our reference: 27417.50001/80053157v2 November 5, 2012	1133 Avenue of the Americas New York NY 10036

Golar LNG Partners LP Par-la-Ville Place 14 Par-la-Ville Road Hamilton, HM 08	Tel +1 212 922 2200 Fax +1 212 922 1512

Ladies and Gentlemen:

Golar LNG Partners LP

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands (“Marshall Islands Law”) for Golar LNG Partners LP (the “Partnership”) in connection with the issuance and sale by the Partnership of common units, each representing limited partnership interests in the Partnership, pursuant to the Partnership’s Registration Statement on Form F-3 (No. 333-181094) (the “Registration Statement”), the prospectus dated June 8, 2012 (the “Base Prospectus”), the preliminary prospectus supplement to the Base Prospectus dated November 1, 2012 (together with the Base Prospectus, the “Preliminary Prospectus”) and the final prospectus supplement to the Base Prospectus dated November 1, 2012 (together with the Base Prospectus, the “Final Prospectus”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)            the Registration Statement;

(ii)           the Preliminary Prospectus;

(iii)          the Final Prospectus; and

(iv)          such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of officers and representatives of the Partnership and its affiliates as we have deemed relevant and necessary.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.  As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253.  It is regulated by the Solicitors Regulation Authority and its members are solicitors or registered foreign lawyers.  A list of members of Watson, Farley & Williams (New York) LLP and their professional qualifications is open to inspection at the above address.  Any reference to a ‘partner’ means a member of Watson, Farley & Williams (New York) LLP, or a member or partner in an affiliated undertaking, or an employee or consultant with equivalent standing and qualification.

Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an office in each of the cities listed.

London •  New York •  Paris •  Hamburg •  Munich •  Rome •  Milan •  Madrid •  Athens •  Piraeus •  Singapore •  Bangkok •  Hong Kong

This opinion letter is limited to Marshall Islands Law and is as of the date hereof.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the facts as set forth in the Preliminary Prospectus and the Final Prospectus, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we hereby confirm that we have reviewed the discussion set forth in the Final Prospectus under the caption “Non-United States Tax Considerations—Marshall Islands Tax Consequences” and we confirm that the statements in such discussion, to the extent they constitute summaries of law or legal conclusions, unless otherwise noted, are the opinion of Watson, Farley & Williams (New York) LLP with respect to Marshall Islands tax consequences as of the date of the Final Prospectus (except for the representations and statements of fact of the Partnership included under such caption, as to which we express no opinion).

We consent to the filing of this opinion as an exhibit to a Report on Form 6-K of the Partnership and to the references to our firm in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson, Farley & Williams (New York) LLP